Exhibit 10.11

AGREEMENT TO TRANSFER MEMBERSHIP INTEREST

AGREEMENT (“Agreement”) dated as of February 29, 2008 (the “Effective Date”), among (a)  TRACKPOWER, INC. (the “Assignor”), a Wyoming corporation having an address at 3565 King Road, Suite 102, King City, Ontario, Canada L7B 1M3, (b) SOUTHERN TIER ACQUISITION II LLC (“Southern”), a New York limited liability company having an address at c/o Newmark Knight Frank, 125 Park Avenue, New York, New York 10017, and (c) ONEIDA ENTERTAINMENT LLC (“Oneida”), a Delaware limited liability company having an address at c/o Plainfield Asset Management LLC, 55 Railroad Avenue, Greenwich, Connecticut 06830 (Southern and Oneida hereinafter referred to herein collectively as the “Assignee”).  The Assignor, Southern and are sometimes referred to herein, each as a “Party” and, collectively, the “Parties”.

W I T N E S S E T H:

WHEREAS, Assignor and Assignee are members of AMERICAN RACING AND ENTERTAINMENT, LLC, a New York limited liability company (the “Company”), and are parties to the Amended and Restated Operating Agreement of the Company, dated March 1, 2006 (as amended, supplemented or otherwise modified from time to time, the “Operating Agreement”; capitalized terms used herein without definitions shall have the meanings given to such terms in the Operating Agreement); and

WHEREAS, the Assignor wishes to sell, assign, transfer and convey to Assignee all of its Membership Interests in the Company, which shall be deemed effective after giving effect to the application of the proceeds of the purchase price as contemplated by Section 3 hereof and shall specifically include 24,532.82 Units, which represent 4.94% percent of the Membership Interests in the Company) (the “Interest”), which Interest shall be divided equally between Southern and Oneida, and all rights held by Assignor under the Operating Agreement that relate to the Interest, all upon the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Conveyance of Interest:  Upon the terms and subject to the conditions set forth in this Agreement, Assignor hereby agrees to sell at the Closing (as hereinafter defined), and Assignee hereby agrees to purchase at the Closing, all of Assignor’s rights, title and interest in and to all of the following property (collectively, the “Transferred Property”):

(a)           the Interest; and

(b)           all of Assignor’s rights under or in respect of the Operating Agreement that relate to the Interest, including but not limited to any right to (i) allocations of profit and losses as set forth in Article 8, and (ii) distributions as set forth in Article 9 (the “Assigned Rights”); and

(c)           the consulting fees, if any, due Assignor pursuant to the Consulting Agreement between Nevada Gold – Vernon Downs, Inc., Assignor and Vernon Downs Acquisition, LLC dated in or about May, 2006 and the Consulting Agreement between Nevada Gold – Tioga Downs, Inc., Assignor and Tioga Downs Racetrack, LLC dated in or about May, 2006 (the “Consulting Fees”).

in each case, free and clear of all liens, pledges, claims, security interests, encumbrances, charges, restrictions or limitations of any kind, whether arising by agreement, operation of law or otherwise (collectively, “Liens”).  The Interest (and the corresponding Assigned Rights and Consulting Fees) shall be sold to the Assignee as follows: (i) 50% of the Interest (and the corresponding Assigned Rights and Consulting Fees) to be sold to and purchased by Southern; and (ii) 50% of the Interest (and the corresponding Assigned Rights and Consulting Fees) to be sold to and purchased by Oneida.

2.           Liabilities. Upon the terms and subject to conditions set forth in this Agreement, as of the Closing, each of Oneida and Southern, solely on behalf of itself and not on a joint and several basis, shall (x) assume and pay all liabilities and obligations arising from the ownership of its portion of the Interest that arise on or after the Closing Date and (y) perform all of the terms, covenants and conditions to be performed under the Operating Agreement with respect to its portion of the Interest that arise on or after the Closing Date (collectively, the “Assumed Obligations”).  Notwithstanding the preceding sentence, except for the Assumed Obligations, Assignee is not, directly or indirectly, assuming, and shall not in any way be or become responsible for, any liabilities (all such liabilities being referred to herein as the “Excluded Liabilities”) of Assignor arising under or relating to the Transferred Property or the Operating Agreement which arise, directly or indirectly, out of (i) events occurring prior to the Closing Date, whether or not such liabilities are known or unknown as of the Closing Date, (ii) Assignor's transfer of the Transferred Property to Assignee, (iii) the inaccuracy of any representation or the breach of any covenant or agreement made by Assignor in the Operating Agreement, or (iv) any tax liabilities of Assignor, including liability for taxes attributable to income or losses allocated to Assignor in respect of any of the Interest.

3.         Purchase Price:  In full consideration for the Transferred Property, Assignee shall pay Assignor at the Closing, as the aggregate purchase price, the sum of NINE HUNDRED THIRTY FOUR THOUSAND SIXTEEN and 26/100 ($934,016.26) DOLLARS to be paid as follows:

(a)           ONE HUNDRED THOUSAND and 00/100 ($100,000.00) DOLLARS to Assignor; and

(b)           EIGHT HUNDRED THIRTY FOUR THOUSAND SIXTEEN and 26/100 ($834,016.26) DOLLARS to Assignor, via the forgiveness of the $700,000.00 loan made by Assignee to Assignor on October 20, 2006 and evidenced by a Promissory Note of said date (the “Trackpower Loan”); and

4.         Deliveries:  The following deliveries shall be made simultaneously with the payment of the Purchase Price (the “Closing”):

(a)           Assignor shall deliver:

(i)	an original corporate resolution of the directors authorizing the sale of the Transferred Property;

(ii(ii)	an original assignment and assumption agreement in the form of Exhibit A (the “Assignment Agreement”), executed and acknowledged by Assignor and the members of the Company; and

(iii)	an original acknowledgment by Assignor that the full Purchase Price has been paid in full.

(b)           Assignee shall deliver:

(i)	payment as required by Paragraph 2 hereof;

(ii)	counterpart signatures of the Assignee for the Assignment Agreement; and

(iii)	an original acknowledgment by Assignee that the Trackpower Loan has been forgiven.

5.           Assignor’s Warranties and Representations:  Assignor hereby warrants and represents to Assignee, as of the Closing:

(a)           Assignor has good, exclusive and unencumbered title to the Transferred Property, free and clear of any and all Liens, other than the Pledge and Security Agreement dated October 20, 2006 by Trackpower, Inc. to the Assignee.

(b)           The execution, delivery and performance by the Assignor of this Agreement are within its powers, have been duly authorized by all necessary action pursuant to its charter and other organizational documents, requires no further action by or in respect of, or filing with, any governmental body, agency or official, and does not (i) violate, conflict with or cause a breach or a default under any provision of applicable law or regulation, or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or the Transferred Property (or any part thereof); (ii) violate, conflict with or cause a breach or a default under any of its charter and other organizational documents; or (iii) result in, or require the creation or imposition of, any Lien on its properties (including the Transferred Property (or any part thereof)).

(c)           Assignor has not signed or endorsed the Company’s or any of its subsidiaries’ name to any commercial paper or any other evidence of debt and has not incurred any obligation or liability contingent or actual on behalf of the Company or any of its subsidiaries.

(d)           This Agreement constitutes the legal, valid and binding obligation of the Assignor enforceable in accordance with its terms.

(e)           Assignor is not the subject of any judgments, actions or proceedings and that none of the aforesaid are threatened against Assignor, which if adversely determined would have an adverse effect on the Transferred Property.

(f)           Assignor is not the subject of any proceedings for relief under the United States Bankruptcy Code or any insolvency laws or any laws for the composition of indebtedness nor has it made any assignment for the benefit of creditors nor is it insolvent in any sense.

(g)           Assignor has not, directly or indirectly, dealt with any person acting in the capacity of a finder or broker, and has not incurred any obligations for any finder's or broker's fee or commission in connection with the transactions contemplated by this Agreement.

(h)           Except for the Operating Agreement, Assignor is not a party to any agreement or document that governs or regulates the terms of the Transferred Property.  Assignor is not in default under, nor to its knowledge is there any basis for any valid claim of default by Assignor under, the Operating Agreement.

The representations and warranties set forth in (a) through (h) above shall survive the Closing.

6.           Assignee’s Warranties and Representations:  Each Assignee hereby warrants and represents to Assignor, as to itself, as of the Closing:

(a)           The execution, delivery and performance by the Assignee of this Agreement are within its powers, have been duly authorized by all necessary action pursuant to its charter and other organizational documents, requires no further action by or in respect of, or filing with, any governmental body, agency or official, and does not (i) violate, conflict with or cause a breach or a default under any provision of applicable law or regulation, or of any agreement, judgment, injunction, order, decree or other instrument binding upon it; or (ii) violate, conflict with or cause a breach or a default under any of its charter and other organizational documents.

(b)           This Agreement constitutes the legal, valid and binding obligation of each Assignee enforceable in accordance with its terms.

(c)           Neither Assignee is the subject of any proceedings for relief under the United States Bankruptcy Code or any insolvency laws or any laws for the composition of indebtedness nor has it made any assignment for the benefit of creditors nor is it insolvent in any sense.

(d)           Assignee has not, directly or indirectly, dealt with any person acting in the capacity of a finder or broker, and has not incurred any obligations for any finder's or broker's fee or commission in connection with the transactions contemplated by this Agreement.

The representations and warranties set forth in (a) through (d) above shall survive the Closing.

7.           Indemnification:

(a)           Assignor hereby agrees to indemnify and hold Assignee harmless from any liabilities, obligations, losses or expenses, including reasonable attorney’s fees, that Assignee may incur arising from a breach by Assignor of any of the representations, covenants and agreements set forth in this Agreement or in the Operating Agreement.

(b)           Each Assignee hereby, severally and not jointly, agrees to indemnify and hold Assignor harmless from any liabilities, obligations, losses or expenses, including reasonable attorney’s fees, that Assignor may incur arising from a breach by Assignee of any of the representations, covenants and agreements set forth in this Agreement.

8.           Releases:

(a)           In consideration of the benefits that will accrue to each of the Parties as set forth in this Agreement and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each Party does hereby, on behalf of itself and its parents, subsidiaries, affiliates, joint ventures, shareholders, members, investors, officers, managers, directors and employees, and the successors, assigns and heirs of each of them (collectively, such Party’s “Related Persons”), RELEASE AND FOREVER DISCHARGE each of the other Parties and each of the other Parties’ Related Persons (collectively, the “Released Persons”) from all causes of action, suits, debts, claims and demands whatsoever, whether at law, in equity or otherwise, known or unknown, suspected or unsuspected, contingent or direct (collectively, “Claims”), which such Party or any of such Party’s Related Persons ever had, now has, or hereafter may have against any of the Released Persons on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Effective Date, including, but not limited to, any and all rights to indemnification or reimbursement from any of the Released Persons, and whether or not relating to Claims pending on, or asserted after, the Effective Date; provided, however, that nothing contained herein shall operate to release, and shall not constitute Claims hereunder, (i) any Party or any Party’s Related Persons from its obligations under this Agreement or the Assignment Agreement, and (ii) any Party or any Party’s Related Persons for (A) acts of fraud that relate to the conduct of the business or operations of the Company or any subsidiary thereof (but not including any claim of lender liability), or (B)

any act that constitutes a felony under applicable law and that involves acts of dishonesty or moral turpitude, including without limitation, embezzlement, conversion, misappropriation of funds or material property, or the offer, payment, solicitation or acceptance of any unlawful bribe or kickback.  The release contained in this Section 8(a) is effective without regard to the legal nature of the Claims raised and without regard to whether any such Claims are based upon tort, equity, implied or express contract or discrimination of any sort.

(b)           Each Party, on behalf of itself and such Party’s Related Persons, hereby agrees never to bring (or cause or permit to be brought) any action or proceeding against any of the Released Persons based upon a matter purported to be released pursuant to Section 8(a).  Each Party hereby agrees that in the event that any Claim released pursuant to Section 8(a) shall be commenced by it or any of such Party’s Related Persons against any of the Released Persons, the release contained in Section 8(a) shall constitute a complete defense to any such Claim so instituted.

(c)           Each Party hereby covenants and agrees, on behalf of itself and such Party’s Related Persons, that neither it nor any of such Party’s Related Persons will encourage any Person to file a lawsuit, claim or complaint against any of the Released Persons relating to the Claims released pursuant to Section 8(a).  Each Party hereby covenants and agrees, on behalf of itself and such Party’s Related Persons, that neither it nor any of such Party’s Related Persons will assist any Person who files or has filed a lawsuit, claim, or complaint against any of the Released Persons relating to the Claims released pursuant to Section 8(a) unless such Party or any of such Party’s Related Persons is required to render such assistance pursuant to a lawful subpoena or other legal obligation.  If any Party or any Party’s Related Persons is served with any such legal subpoena or becomes subject to any such legal obligation, such Party shall provide prompt written notice to the applicable Released Persons thereof and enclose a copy of the subpoena and any other documents describing the legal obligation with such written notice.

(d)           Each of the Parties acknowledges and agrees that the release of any asserted or unasserted Claims against any of the Released Persons pursuant to Section 8(a) is not, and shall not be construed to be, an admission of any violation of any Federal, state or local statute or regulation, or of any duty owed by such Party or any of such Party’s Related Persons to any of the Released Persons.

(e)           Each Party acknowledges that there is a risk that after signing this Agreement such Party may discover Claims that are released under Section 8(a), but that are presently unknown to it.  Each Party assumes this risk and understands that the release set forth in Section 8(a) is a full and final release and shall apply to any such Claims.  Each Party acknowledges that by accepting the benefits that will accrue to such Party by entering into this Agreement, such Party assumes and waives the risk that the facts and the law may be other than as it believes.

(f)           Each Party certifies and acknowledges that such Party:

(i)            has read the terms of this Agreement and the release and other agreements set forth in this Section 8, and that such Party understands its terms and effects, including the fact that such Party has agreed to RELEASE AND FOREVER DISCHARGE the Released Persons from all Claims;

(ii)            has signed this Agreement and agreed to the release and other agreements set forth in this Section 8 voluntarily and knowingly in exchange for the benefits and consideration described herein, which such Party acknowledges are adequate and satisfactory to it; and

(iii)            has been advised by an attorney of its choice as to the risks and effects of entering into this Agreement and agreeing to the release and other agreements set forth in this Section 8.

(g)           This Section 8 and the release and other agreements contemplated hereby shall be effective upon the Effective Date.

9.           Miscellaneous:

(a)           This Agreement shall be governed and construed in accordance with the laws of the State of New York.

(b)           No modification or amendment of this Agreement or waiver of any rights herein contained shall be effective unless the same is in writing and is signed by the party against whom enforcement thereof is being sought.

(c)           This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns; provided, that neither this Agreement nor any of the rights, interest or obligations under this Agreement shall be assigned by any party hereto without the prior written consent of the other parties hereto.

(d)           The captions and headings throughout this Agreement are for convenience and reference only and the words contained therein shall not in any manner be held to define, limit or add to the interpretation, construction or meaning of any provision of this Agreement.

(e)           If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held unenforceable, the remainder of this Agreement and the application of such term or provision to such persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent provided by law.

(f)           The parties hereto covenant and agree that they will execute, deliver and acknowledge from time to time at the reasonable request of the other, and without further consideration, all such further instruments of assignment or assumption of rights and/or obligations as may be required in order to give effect to the transactions described herein.

(g)           This Agreement and all documents executed in connection therewith, may be executed in one or more counterparts and each of such counterparts (including by facsimile) shall, for all purposes, be deemed an original but all such counterparts shall constitute one and the same instrument.

(h)           All notices, consents, waivers and other communications hereunder shall be made and given in the manner, and shall be deemed effective as set forth in, the Operating Agreement.

(i)           Each of the parties hereto shall pay all of its own fees and expenses (including attorneys' fees) incurred in connection with this Agreement and the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by duly authorized officers or other persons, as of the date first above written.

ASSIGNOR:

TRACKPOWER, INC.

By:            ___________________________________
Name:John G. Simmonds
Title:Chairman

ASSIGNEE:

SOUTHERN TIER ACQUISITION II LLC

By:            __________________________________
Name:Jeffrey Gural
Title:    Manager

ONEIDA ENTERTAINMENT LLC

By:            __________________________________
Name:
Title:

EXHIBIT A

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of the 29th day of February, 2008, by and among (a) TRACKPOWER, INC., a Wyoming corporation, (the “Assignor”), (b) SOUTHERN TIER ACQUISITION II LLC (“Southern”), a New York limited liability company, and (c) ONEIDA ENTERTAINMENT LLC (“Oneida”), a Delaware limited liability company (Southern and Oneida collectively referred to herein as the “Assignee”), pursuant to an Agreement to Transfer Membership Interest, dated as of February 29, 2008, by and between the Assignor and the Assignee (the "Contract").

WITNESSETH:

WHEREAS, as of the date hereof, Assignor is the owner and holder of 24,532.82 Units, which represents 4.94% of the Membership Interests in the Company; and

WHEREAS, pursuant to the terms of the Contract, Assignor has agreed to sell and assign to Assignee, and Assignee has agreed to purchase from Assignor, all of Assignor’s right, title and interest to all of its Membership Interests in the Company (the “Interest”), all rights held by Assignor under or in respect of the Operating Agreement that relate to the Interest (the “Assigned Rights”), and Assignor’s Consulting Fees (as defined in the Contract), all effective as of the date hereof (the "Effective Date");

NOW, THEREFORE, for valuable consideration in hand paid, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Assignment.  Assignor hereby assigns, conveys, transfers and sets over unto Assignee all right, title and interest of Assignor in and to the Interest, Assigned Rights and Consulting Fees, effective as of the Effective Date.  The Interest (and the corresponding Assigned Rights and Consulting Fees) shall be assigned to the Assignee as follows: (a) 50% of the Interest (and the corresponding Assigned Rights and Consulting Fees) to be assigned to Southern; and (b) 50% of the Interest (and the corresponding Assigned Rights and Consulting Fees) to be assigned to Oneida.

2.           Acceptance and Assumption.  Each of Oneida and Southern, solely on behalf of itself and not on a joint and several basis, hereby accepts such assignment and agrees with Assignor that, effective as of the Effective Date, such Assignee will (x) assume and pay all liabilities and obligations arising from the ownership of its portion of the Interest that arise on or after the Effective Date and (y) perform all of the terms, covenants and conditions to be performed under the Operating Agreement with respect to its portion of the Interest that arise on or after the Effective Date (collectively, the “Assumed Obligations”).  Notwithstanding the preceding sentence, except for the Assumed Obligations, Assignee is not, directly or indirectly, assuming, and shall not in any way be or become responsible for, any liabilities of Assignor arising under or relating to the Operating Agreement which arise, directly or indirectly, out of (i) events occurring prior to the Effective Date, whether or not such liabilities are known or unknown as of the Effective Date, (ii) Assignor's transfer of the Interest, the Assigned Rights and the Consulting Fees to Assignee, (iii) the inaccuracy of any representation or the breach of any covenant or agreement made by Assignor in the Contract or in the Operating Agreement, or (iv) any tax liabilities of Assignor, including liability for taxes attributable to income or losses allocated to Assignor on or in respect of any of the Interest.

3.           Adjustments to Units and Percentages.  Upon the execution of this Agreement and after giving effect to the application of the purchase price for the Transferred Property as contemplated by Section 3 of the Contract, the Units and Percentages set forth in Exhibit 3.1 of the Operating Agreement shall be as follows:

(i)	Southern – Units 217,544.91 – Adjusted Percentage 43.80%

(ii)	Oneida – Units 279,162.30 – Adjusted Percentage 56.20%

4.           Acknowledgments.   Assignor hereby agrees and acknowledges that as of the date hereof, Assignor retains no interest in or entitlement to any rights under the Operating Agreement, including but not limited to any rights in or entitlements to (i) allocations of profits and losses under Article 8, and (ii) distributions under Article 9.

5.           Further Assurances.  The parties hereto covenant and agree that they will execute, deliver and acknowledge from time to time at the reasonable request of the other, and without further consideration, all such further instruments of assignment or assumption of rights and/or obligations as may be required in order to give effect to the transactions described herein.

6.           Successors and Assigns.   This Agreement shall be binding upon and inure to the benefit of the parties hereto and each of their respective successors and permitted assigns; provided, that neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any party hereto without the prior written consent of the other parties hereto.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any other person.

7.           Counterparts.   This Agreement may be executed in any number of counterparts (including by facsimile), and each such counterpart will for all purposes be deemed an original, and all such counterparts shall constitute one and the same instrument.  The individuals signing this Agreement on behalf of the parties hereto represent and warrant that they are duly authorized to do so.

8.           Governing Law.   This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York (including for such purpose Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

9.           Contract Controlling. This Agreement is made, executed and delivered pursuant to the Contract, and is subject to all of the terms, provisions and conditions thereof.  To the extent of any conflict between the terms of the Contract and this Agreement, the Contract shall be controlling.  The Assignor and the Assignee expressly acknowledge and agree that the rights and remedies of either party under the Contract shall not be deemed to be enlarged, modified or altered in any way by such execution and acceptance of this Agreement.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by duly authorized officers or other persons, as of the date first above written.

ASSIGNOR:

TRACKPOWER, INC.

By:            ___________________________________
Name:John G. Simmonds
Title:Chairman

ASSIGNEE:

SOUTHERN TIER ACQUISITION II LLC

By:            __________________________________
Name:Jeffrey Gural
Title:    Manager

ONEIDA ENTERTAINMENT LLC

By:            __________________________________
Name:
Title: